Exhibit 16.1

Re: Mantra Venture Group Ltd. (the “Company”)

This letter will confirm that we reviewed Item 4.01 of the Company’s Form 8-K dated July 30, 2014, captioned “Changes in the Registrant’s Certifying Accountant” and that we agree with the statements made therein as they relate to Saturna Group Chartered Accountants LLP.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

/s/Saturna Group LLP

SATURNA GROUP CHARTERED ACCOUNTANTS LLP

Vancouver, Canada

August 6, 2014